AGREEMENT


                                 By and Between


                       KeySpan Energy Trading Services LLC


                                       and

                           Coral Energy Holding, L.P.




                              Dated: April 1, 2000

                                TABLE OF CONTENTS
                                -----------------
SECTION                                                                              SECTION NUMBER
--------                                                                             --------------

Recitals

Purpose                                                                                       1

Scope                                                                                         2

Definitions                                                                                   3

Joint Oversight Committee                                                                     4

KeySpan Energy Trading-Related Transactions                                                   5

CORAL-Related Transactions                                                                    6

KeySpan Energy Trading Book                                                                   7

CORAL Book                                                                                    8

KeySpan Energy Trading Shareholder Targets                                                    9

Contract Years                                                                                10

CORAL Guarantees KeySpan Energy Trading Shareholder Targets                                   11

Sharing of Gains/Losses From KeySpan Energy Trading Book                                      12

Costs of Rendering Services Under the Agreement                                               13

Sharing of Gains/Losses From CORAL Book                                                       14

Responsibility for Penalty Payments                                                           15

Reporting By Parties and Reconciliation of Accounts                                           16

Settlement of Transactions at Expiration or Termination of Agreement                          17
           A.        CORAL Book
           B.        KeySpan Energy Trading Book
           C.        Pro Rating for Early Termination

                                TABLE OF CONTENTS
                                -----------------
SECTION                                                                                 SECTION NUMBER

Exclusivity                                                                                  18
Payments                                                                                     19

Effective Date and Term of Agreement                                                         20

Termination by KeySpan Energy Trading                                                        21

Termination by CORAL                                                                         22

Termination for Bankruptcy Event                                                             23

Notice Required for Early Termination                                                        24

Access to Records                                                                            25

Support from KeySpan Energy Trading                                                          26

Support from CORAL                                                                           27

Representations                                                                              28

Conflicts Waiver                                                                             29

Transactions and Relationships Outside this Agreement                                        30

Limitation of Liability                                                                      31

Indemnification                                                                              32
           A.        Indemnification by KeySpan Energy Trading
           B.        Indemnification by CORAL

Confidentiality                                                                              33

Notices and Communications                                                                   34

Miscellaneous                                                                                35

Governing Law and Jurisdiction                                                               36
Other Services                                                                               37

                                TABLE OF CONTENTS
                                -----------------
SECTION                                                                                      SECTION NUMBER

Affiliate Services                                                                                   38

Sole Engagement                                                                                      39

Force Majeure                                                                                        40

Severability                                                                                         41

Use of Name                                                                                          42

Insurance                                                                                            43
           A.        CORAL Insurance
                     (i)       Coverage
                     (ii)      Insurance Notification
                     (iii)     Insurance No Limit
                     (iv)      CORAL Option to Self Insure
                     (v)       Subcontractor Compliance
           B.        KeySpan Energy Trading Insurance

Section Headings                                                                                     44

Waiver     45

No Relationship Created                                                                              46

Survival of Obligations                                                                              47

                                    AGREEMENT

           This Agreement (the "Agreement"), dated April 1, 2000, is by and between KEYSPAN ENERGY TRADING SERVICES LLC ("KeySpan Energy Trading"), a New York limited liability company with offices at 100 East Old Country Road, Hicksville, New York 11801, and CORAL ENERGY HOLDING, L.P. ("CORAL"), a Delaware limited partnership with offices at Suite 700, 909 Fannin Street, Houston, Texas 77010. KeySpan Energy Trading and CORAL are individually referred to herein, as the context requires, as a "Party" and collectively as the "Parties."

                                    RECITALS

           KeySpan Energy Trading is a subsidiary of KeySpan Corporation d/b/a KeySpan Energy, provides fuel management services to its affiliates The Brooklyn Union Gas Company d/b/a Brooklyn Union and KeySpan Gas East Corporation d/b/a Brooklyn Union of Long Island and provides fuel management services to LIPA pursuant to the EMA; and
           CORAL is currently providing certain asset management assistance and certain risk management advisory services to KeySpan Energy Trading with regard to the management of the energy assets of Brooklyn Union of Long Island and fuel and energy management for LIPA pursuant to a separate agreement (the "Alliance Agreement"). In addition, CORAL is currently providing certain technology hosting services to KeySpan Energy Trading pursuant to a separate agreement (the "Hosting Agreement ") which Hosting Agreement will continue in accordance with its terms; and
           KeySpan Energy Trading wishes to contract with CORAL for certain asset management assistance and risk management advisory services to enhance collaboration of supply, trading, and risk management activities for the management of the energy assets of Brooklyn Union, Brooklyn Union of Long Island and fuel and energy management for LIPA; and
           CORAL wishes to contract with KeySpan Energy Trading to provide such services;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.         Purpose

           Pursuant to this Agreement, which will supersede and replace the Alliance Agreement, CORAL and KeySpan Energy Trading collaborate to (a) develop a strategy to enhance utilization of all energy supply, transportation and storage contracts of Brooklyn Union and Brooklyn Union of Long Island, (b) employ CORAL's industry knowledge and expertise regarding risk management methodologies and trading activities with respect to fuel oil, natural gas, electricity and emission credits, (c) enhance KeySpan Energy Trading's knowledge and understanding of the energy marketplace and the available products, services and information technology to facilitate energy transactions, (d) enhance CORAL's knowledge and understanding of the Northeast energy market, and (e) engage in "arms length" energy transactions for the mutual benefit of the Parties, their shareholders, customers, and Coral's partners, as applicable and as further described in this Agreement.

2.         Scope

           CORAL will assist KeySpan Energy Trading in the origination, structuring, valuation, and execution of energy-related transactions related to, among other things, the storage, transportation, transmission, sale, and purchase of natural gas, fuel oil, electricity and emission credits. CORAL will share with KeySpan Energy Trading its knowledge of these activities including, but not limited to, the structuring and decision-making process enabling implementation of these activities and the monitoring, tracking, and evaluation of the results thereof. CORAL personnel (i.e., a minimum of four staff members) will work with KeySpan Energy Trading personnel at KeySpan Energy Trading's New York offices. CORAL shall assign additional CORAL personnel who will be responsible for all activities relating to the nominating and scheduling of natural gas supplies for KeySpan Energy Trading's regulated natural gas utility affiliates (i.e., Brooklyn Union and Brooklyn Union of Long Island), KeySpan Energy Trading's on- and off-system fuel management transactions, and KeySpan Energy Trading's other off-system gas transactions. KeySpan Energy Trading will provide all information to CORAL on a timely basis in order for CORAL to perform such nominating and scheduling activities. CORAL will follow KeySpan Energy Trading's lawful instructions in such regard, and to the extent such instructions are not provided by KeySpan Energy

Trading on a timely basis, CORAL will be under no obligation and have no liability with regard to nominations and scheduling for which it receives no instructions from KeySpan Energy Trading.
           CORAL shall confirm all gas supplies purchased for Brooklyn Union sales customers, shall provide KeySpan Energy Trading with daily gas supply confirmation reports in sufficient detail to satisfy KeySpan Energy Trading requirements and will assist KeySpan Energy Trading personnel in confirming gas for electric generation for LIPA. The confirmation activities performed on behalf of Brooklyn Union shall continue until such time as required by Brooklyn Union. The target date for Brooklyn Union to confirm its gas supplies is June 30, 2000. In the event the target date needs to be extended beyond June 30, 2000, KeySpan Energy Trading will provide CORAL with notice of such modification to the target date by no later than June 1, 2000. CORAL will not, however, perform gas scheduling and confirmation activities relating to transportation marketer gas, and will not be provided with information associated with individual marketer supplies on the Brooklyn Union or Brooklyn Union of Long Island systems.
           CORAL will perform deal entry, pathing and other data entry into KeySpan Energy Trading's GMS system licensed to KeySpan Energy Trading by Altra Software Services, Inc. ("Altra"), provided that KeySpan Energy Trading obtains written approval from Altra to allow CORAL to perform the foregoing duties, and KeySpan Energy Trading obtains and pays for a sufficient number of licenses to satisfy CORAL's requirements to perform such functions. If at any time Altra's written approval is rescinded or CORAL's duties hereunder conflict with CORAL's license agreements with Altra, CORAL will suspend performing such duties and CORAL and KeySpan Energy Trading will mutually agree on a course of action to take.
           CORAL will perform the reconciliation of gas supplier and pipeline invoices. CORAL will also prepare and send the invoices for KeySpan Energy Trading's off-system gas sales and provide KeySpan Energy Trading copies of all invoices and reports sufficient for KeySpan Energy Trading to process, record, pay, and/or collect costs and revenues relating to KeySpan Energy Trading-Related Transactions. Through this Agreement, KeySpan Energy Trading and CORAL may engage in KeySpan Energy Trading-Related Transactions (as defined in Section
5) and CORAL-Related Transactions (as defined in Section 6). It is contemplated that this relationship will enhance the value of and facilitate increased utilization of all of Brooklyn Union and Brooklyn Union of Long Island's energy contracts, thereby reducing costs through lower fuel prices and increased off-system sales credits and enhancing the net margin contribution for KeySpan's shareholders and CORAL's partners.
           CORAL and KeySpan Energy Trading shall record and track the energy-related transactions and activities that each manages, respectively. The criteria for determining whether a certain energy- related transaction or activity will be managed by CORAL or KeySpan Energy Trading is set forth in this Agreement. The Parties will periodically report to each other, as further described in this Agreement, regarding the gains and losses, revenues and expenses, and Incentive Revenues resulting from the energy-related transactions and activities that they manage pursuant to this Agreement. This Agreement contemplates a sharing of Incentive Revenues and net margin contributions from these energy-related transactions by the Parties, as set forth in this Agreement.
           NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO BE A RELINQUISHMENT OF KEYSPAN ENERGY TRADING'S CONTROL OVER THE ENERGY CONTRACTS AND ASSETS THAT IT MANAGES.
3.         Definitions

           For purposes of this Agreement, the following terms shall have the meanings set forth below:

     Ancillary Services - Operating reserves provided by the KeySpan generation facilities that serve LIPA pursuant to the PSA.

     Base Gas - Non-working inventory storage gas.

     BNY - Brooklyn Navy Yard Cogeneration Partners, L.P.

     BNY Agreement - The Second Revised Fuel Management Agreement between LILCO and BNY, dated September 25, 1996, and all subsequent amendments, assigned to KeySpan.

     Book - An account for reporting Incentive Revenues, net margin contribution (gain or loss) and margins above cost attributed to KeySpan Energy Trading-Related Transactions and CORAL Related-Transactions and activities.

     CORAL Book - As set forth in Section 8, the book of business maintained by CORAL with respect to CORAL Energy-Related Transactions.

     CORAL-Related Transactions - Those energy transactions which are specified in Section 6 of this Agreement.

     Costs for Rendering Services - An agreed upon amount representing CORAL's costs as determined under Section 13 and as recovered by CORAL through the sharing of Excess Gain pursuant to Section 12.

     Electric Incentive - The revenue or loss from the incentive or disincentive
     resulting    from   the   revised    System   Power   Supply    Performance
     Incentive/Disincentive in Appendix B of the EMA.

     EMA - The Energy Management Agreement by and between LILCO and LIPA, dated June 26, 1997.

     Energy Management Fee - The fee for KeySpan Energy Trading's services as set forth in the EMA.

     Energy Manager - The manager of LIPA's fuel requirements as set forth in the EMA.

     Fuel Incentive - The revenue or loss from the incentives or disincentives resulting from the Fuel Purchase Performance Incentive/Disincentive in Appendix A of the EMA.

     Incentive Maximums - The limit as set forth in the EMA that effectively caps the maximum revenue or loss available for sharing under this Agreement.

     Incentive Revenues - The EMA Gas/Oil Incentive and Electric Incentive, collectively.

     KeySpan - KeySpan Corporation d/b/a KeySpan Energy, formerly MarketSpan Corporation, and/or its subsidiaries.

     KeySpan Gas East Corporation d/b/a Brooklyn Union of Long Island - A subsidiary of KeySpan Corporation and successor to LILCO for the provision of gas service in the jurisdictional territory formerly served by LILCO.

     KeySpan Energy Trading Book - As set forth in Section 7, the book of business maintained by KeySpan Energy Trading with respect to KeySpan Energy Trading-Related Transactions.

     KeySpan Energy Trading-Related Transactions - Energy-related transactions as defined in Section 5.

     KeySpan Transaction - The combination of LILCO and KeySpan effective as of May 29, 1998 pursuant to the Amended and Restated Agreement and Plan of Exchange and Merger between

     The Brooklyn Union Gas Company and LILCO, dated as of June 26, 1997, as amended by the Amendment, Assignment and Assumption Agreement by and among The Brooklyn Union Gas Company, LILCO, and KeySpan, dated as of September 29, 1997.

     LILCO - Long Island Lighting Company as it existed prior to the LIPA Transaction.

     LIPA - Long Island Lighting Company d/b/a LIPA, a wholly-owned subsidiary of Long Island Power Authority (a corporate municipal instrumentality of the State of New York).

     LIPA Agreement - The Agreement and Plan of Merger, dated June 16, 1997, by and among BL Holding Corp., LILCO, LIPA and LIPA Acquisition Corp.

     LIPA Transaction - The merger effective as of May 29, 1998 of LILCO with LIPA Acquisition Corp., a New York corporation and a wholly-owned subsidiary of LIPA, at which time KeySpan became the successor party to LILCO's interest in, among other things, the EMA and the PSA.

     NYSPSC - Public Service Commission of the State of New York

     Off-System Gas Sales or Off-System Sales of Gas - The sale and/or delivery of natural gas by KeySpan Energy Trading on behalf of Brooklyn Union or Brooklyn Union of Long Island to parties located outside of the natural gas jurisdictional territory serviced by Brooklyn Union and Brooklyn Union of Long Island.

     Off-System Sales of Electricity - The sale and/or delivery of electric energy, including electric ancillary services by KeySpan Energy Trading on behalf of LIPA to parties located outside of the electric jurisdictional territory formerly serviced by LILCO.

     PSA - Power Supply Agreement between LILCO and LIPA, dated June 26, 1997.

     Term - The term of this Agreement as set forth in Section 20.

4.         Joint Oversight Committee

           CORAL and KeySpan Energy Trading shall form a Joint Oversight Committee ("Committee") for the purpose of setting strategies and oversight of implementation to enhance the value of the assets, contracts and incentives managed by KeySpan Energy Trading for inclusion in the KeySpan Energy Trading Book as well as those managed by CORAL for inclusion in the CORAL Book. The focus of the Committee is to direct the Parties toward a mutually agreed platform for growth. The Committee will meet quarterly to monitor performance and make course adjustments to the agreed goals. In addition, the Committee shall be the forum for (i) adjusting the amount of the Contract Year 2001 and Contract Year 2002 CORAL guaranty, if warranted, as provided for in Section 9 and for (ii) setting CORAL's Costs for Rendering Services under this Agreement for such contract years pursuant to Section 13. The Committee will conduct quarterly meetings, and call any special meetings that are necessary to discuss performance results, to project expected future revenues and margins, to identify and resolve issues affecting the successful performance of the Parties under this Agreement, to discuss transaction strategies and to resolve disputes between the Parties.
           The Committee shall be composed of two representatives from CORAL and two representatives from KeySpan. Each Party shall submit the names of its designees to the other Party for approval, with such approval not to be unreasonably withheld. If written notice of objection to a designated representative is not received by the designating Party within ten (10) business days of transmitting the designation of such representative to the non-designating Party, such designated representative will be deemed acceptable to the non-designating Party. The Parties may change their designated representatives to the Committee at any time during the Term by transmitting such designation to the non-designating Party.
5.         KeySpan Energy Trading-Related Transactions

           KeySpan Energy Trading shall enter into and manage the following energy-related transactions, relating solely to those assets KeySpan Energy Trading manages for Brooklyn Union and Brooklyn Union of Long Island, the fuel and system power management services KeySpan Energy Trading provides to LIPA under the EMA, which are hereby defined as "KeySpan Energy Trading-Related Transactions:"

     a.   Off-System Gas Sales, excluding sales of Base Gas;

     b. Service provided under fuel management agreements to third parties other than LIPA;

     c. Sales of emission credits and related transactions to parties other than LIPA or to LIPA pursuant to LIPA's right of first refusal under the PSA, excluding the transfer, sale, or donation of emission credits pursuant to any agreement or settlement entered into between KeySpan and any government entity or not-for-profit entity;

           d.        Off-System Sales of Electricity and Ancillary Services;

           e.        Electric Incentive;

           f.        Fuel Incentive; and

           g.        EMA Management Fee.

           In addition, CORAL and KeySpan Energy Trading may mutually agree during the Term to exclude certain transactions from the KeySpan Energy Trading Book and from being classified as a KeySpan Energy Trading-Related Transaction.

6.         CORAL-Related Transactions

           The transactions set forth in this Section 6 include CORAL's activities in physical and financial energy markets and are herein collectively defined as "CORAL-Related Transactions":

     a. CORAL's sales of natural gas, electricity, fuel oil, and emission credits to KeySpan Energy Trading, on behalf of Brooklyn Union, Brooklyn Union of Long Island and LIPA;

     b.   CORAL's   transactional   activities   related   to   KeySpan   Energy
          Trading-Related  Transactions;

     c. CORAL's transactional activities related to any sales or purchases of natural gas, electricity, fuel oil, and emission credits between CORAL and KeySpan Energy Trading, on behalf of Brooklyn Union, Brooklyn Union of Long Island and LIPA, provided that CORAL-Related Transactions shall not include the term contracts, as amended, between Shell Gas Trading and The Brooklyn Union Gas Company, dated October 20, 1987 and October 18, 1990 respectively, which have been assigned to a Coral affiliate, or any of CORAL's transactional activities relating to such contracts; and

     d.CORAL financial transactions relating to KeySpan Energy Trading's hedging activities.

           In addition, CORAL and KeySpan Energy Trading may mutually agree during the Term to exclude certain transactions from the CORAL Book and from being classified as a CORAL- Related Transaction.

7.         KeySpan Energy Trading Book

           The KeySpan Energy Trading Book records the net margin contribution allocated to KeySpan shareholders from the gains and losses derived from KeySpan Energy Trading-Related Transactions. The portion of the net margin contribution allocated to KeySpan's shareholders from KeySpan Energy Trading-Related Transactions is determined as follows:

           1. Gas Off-System Sales Net Margin - KeySpan shareholders' share of the margin contribution (gain/loss) from KeySpan Energy Trading-Related Transactions involving Off- System Gas Sales, as approved by the NYSPSC, excluding gas originally purchased for generation unless and until KeySpan shareholders share in the margin contribution (gain/loss) from the sale of gas originally purchased for generation under the EMA or an amendment thereto. Such margin is calculated as (i) gas sales revenue plus applicable hedging gains, less (ii) all relevant costs including allocated gas costs, applicable taxes, applicable hedging costs and losses, variable transportation costs, and fixed costs incrementally incurred pursuant to such transactions; and

          2. Fuel Management Agreement Margin - KeySpan shareholders' share of the margin contribution (gain/loss) for services provided under fuel management agreements with BNY, Trigen and NYPA, and any future fuel management agreements entered into by KeySpan Energy Trading with third parties during the Term, all as approved by the NYSPSC. The term "BNY Margin" shall mean KeySpan shareholders' share of the margin received from the BNY Agreement. The BNY margin is calculated as (i) demand and variable charges paid by BNY less $3 million; plus (ii) KeySpan shareholders' share of the margin contribution (gain/loss) from the shared BNY fuel cost savings; plus (iii) KeySpan shareholders' share of the margin contribution (gain/loss) from the remarketing of Excess BNY Gas as defined in the BNY Agreement. NYPA Margin shall mean the KeySpan shareholders' share of the margin from the NYPA fuel management agreement, currently one hundred (100%) percent of the revenue. Trigen Margin shall mean the KeySpan shareholders' share of the margin from the Trigen fuel management agreement. The margin from such agreement is calculated as (i) demand and variable charges paid by Trigen less (ii) all relevant costs including allocated gas costs, applicable taxes, applicable hedging costs and losses, variable transportation costs and fixed costs incrementally incurred pursuant to such transaction;

          3. Emission Credits Margin - KeySpan's shareholders' share of the margin contribution (gain/loss) from KeySpan Energy Trading-Related Transactions involving sales of emission credits and related transactions, as set forth in the PSA. Such margin is calculated as
          (i) the revenue received for such sales plus applicable hedging gains less (ii) the costs of such credits including applicable transaction costs (e.g., broker fees, taxes) and applicable hedging costs and losses associated with such transactions; and

          4. Off-system Sales of Electricity and Ancillary Services Margin - KeySpan shareholders' share of the margin contribution (gain/loss) from KeySpan Energy Trading- Related Transactions involving off-system sales of electricity and Ancillary Services as set forth in the EMA. Such margin is calculated as (i) electric and ancillary sales revenue plus applicable hedging gains, less (ii) the incremental cost of energy for such sales including any other costs or charges (including applicable taxes and applicable hedging costs and losses) incurred to produce and deliver the electricity and/or ancillary services. The incremental costs shall include startup and no-load operation costs, if applicable. If any of these basic sharing arrangements change due to NYSPSC order or subsequent amendments to the EMA, PSA, or BNY Agreement, the Parties agree that the Committee will review changes to the sharing provisions, the CORAL guaranty amount and related CORAL costs to render service in this Agreement that are necessary to comport with such orders or amendments; provided however, that such changed provisions shall preserve, to the extent reasonably possible, the rights and obligations of the Parties under this Agreement. To the extent the Parties cannot mutually agree to such revisions, within thirty (30) days of the date of such amendment or orders, a Party may elect to terminate this Agreement by providing notice pursuant to the provisions of Section 24 hereof.

           KeySpan    Energy   Trading   shall   manage   all   KeySpan   Energy
Trading-Related Transactions.

8.         CORAL Book

           The CORAL Book records the net margin contribution from the gains and losses derived from CORAL-Related Transactions. The CORAL Book reflects the net margin contribution realized by CORAL from CORAL-Related Transactions.
           CORAL shall execute and manage transactions for the CORAL Book.
9.         KeySpan Energy Trading Shareholder Targets

           KeySpan  Energy  Trading  Shareholder  Targets  are based on  KeySpan
shareholders'   share  of  the  margins  from  KeySpan  Energy   Trading-Related
Transactions as described in Section 6.

     During the Term, KeySpan Energy Trading Shareholder Target will be as follows:

               a.   Calendar year 2000 - $25,063,000;

               b. Calendar year 2001 - the greater of (i) $25,063,000 or (ii) KeySpan shareholders' share of the actual margins realized from KeySpan Energy Trading- Related Transactions in calendar year 2000, not to exceed a cap of $31,328,750; and

               c. Calendar year 2002 - the greater of (i) $6,265,750 or (ii) one-fourth (1/4) of KeySpan shareholders' share of the actual margins realized from KeySpan Energy Trading-Related Transactions in calendar year 2001, not to exceed a cap of $7,832,188.

           KeySpan Energy Trading and CORAL, through the Committee, mutually agree to review the KeySpan Energy Trading Shareholder Target, the corresponding cap used for the calculation of such target, and the corresponding CORAL guaranty of such target, for Calendar Years 2000, 2001 and 2002. The Committee shall take into account any extraordinary market conditions or events including, but not limited to, regulatory, contractual and market changes, and any extraordinary corporate event or transaction involving KeySpan Energy Trading or its affiliates that will affect the targets in the relevant calendar year(s) to determine (i) if such extraordinary changes have occurred whereby conditions existed in Calendar Years 2000 or 2001 that will not be replicated in the subsequent Calendar Year thereby warranting a reduction to the KeySpan Energy Trading Shareholder Targets as set forth in subsections b and c of this Section, or (ii) if such extraordinary changes have occurred whereby conditions will exist in Calendar Years 2001 or 2002 thereby warranting an increase to, or a waiver of, the cap to be applied to the setting of the KeySpan Energy Trading Shareholder Targets as set forth in subsections b and c of this Section.

10.        Contract Years
           --------------

During the term of this Agreement, the Contract Years will be as follows:

          a.   Contract Year 2000 - April 1, 2000 through December 31, 2000;

          b.   Contract  Year 2001 - January 1, 2001 through  December 31, 2001;
               and

          c.   Contract Year 2002 - January 1, 2002 through March 31, 2002.

11.        CORAL Guarantees KeySpan Energy Trading Shareholder Targets

           CORAL hereby guarantees to pay to KeySpan Energy Trading the KeySpan Energy Trading Shareholder Target for each Contract Year as set forth herein on a prorated basis as applicable. For Contract Year 2000, CORAL guarantees to pay to KeySpan Energy Trading the prorated amount of $17,531,100. For calendar year 2001, CORAL guarantees to pay to KeySpan Energy Trading the KeySpan Energy Trading Shareholder Target for Calendar Year 2001 and Calendar Year 2002 as set forth in Section 9 above.

12.        Sharing of Gains/Losses From KeySpan Energy Trading Book

           At the end of each Contract Year, the gains and losses in the KeySpan Energy Trading Book will be netted to produce an overall net gain or loss. If the KeySpan Energy Trading Book reflects an overall net loss, CORAL will pay to KeySpan Energy Trading the full amount of its guaranteed KeySpan Energy Trading Shareholder Target for the applicable Contract Year. If the KeySpan Energy Trading Book reflects an overall net gain, but such net gain is below the guaranteed KeySpan Energy Trading Shareholder Target for the applicable Contract Year, CORAL will pay to KeySpan Energy Trading the difference between such overall net gain and the KeySpan Energy Trading Shareholder Target for the applicable Contract Year. If the KeySpan Energy Trading Book reflects an overall net gain that exceeds the KeySpan Energy Trading Shareholder Target for the applicable Contract Year, CORAL and KeySpan Trading will share the amount of the overall net gain that exceeds the KeySpan Energy Trading Shareholder Target for the applicable Contract Year ("Excess Gain"). CORAL and KeySpan Energy Trading shall share the Excess Gain sixty (60%) percent/forty (40%) percent, respectively, until such point when CORAL has recovered its Costs for Rendering Services under this Agreement for the applicable Contract Year. Thereafter, CORAL and KeySpan Energy Trading shall share the remainder of the Excess Gain, if any, fifty (50%) percent/fifty (50%) percent. All amounts payable by CORAL to KeySpan Energy Trading or by KeySpan Energy Trading to CORAL shall be paid within sixty (60) days from the end of each Contract Year, subject to the provisions of Sections 10 and 16.

13.        Costs of Rendering Services Under the Agreement

           CORAL and KeySpan Energy Trading agree that CORAL's Costs for Rendering Services under this Agreement for each calendar year, 2000, 2001 and 2002, is $1,775,000 which, prorated for Contract Year 2000, is $1,332,000, and prorated for Contract Year 2002, is $443,000. The Parties mutually agree that the Committee can consider modifying the Costs for Rendering Services for Contract Year 2001 and Contract Year 2002 if a Party can demonstrate that the Costs for Rendering Services for a Contract Year is not a reasonable estimation of the costs CORAL will incur to provide services under this Agreement. The Costs for Rendering Services sets out the amount to recovered through the sixty (60%) percent/forty (40%) percent sharing mechanism pursuant to Section 12, without regard to the actual cost to provide services in the applicable Contract

Year. 14. Sharing of Gains/Losses From CORAL Book

           At the end of each Contract Year under this Agreement, the gains and losses in the CORAL Book will be netted to produce an overall net gain or loss. If the CORAL Book contains an overall net gain, CORAL and KeySpan Energy Trading shall share the overall net gain fifty (50%) percent/fifty (50%) percent. If the CORAL Book contains an overall net loss, KeySpan is not obligated to CORAL for any amount of the net loss. All amounts payable by CORAL to KeySpan Energy Trading shall be paid within sixty (60) days from the end of each Contract Year.

15. Responsibility for Penalty Payments

     Unless otherwise agreed to in advance by both Parties, any penalties incurred by KeySpan Energy Trading with respect to the KeySpan Energy Trading Book will not be subject to sharing with CORAL. Unless otherwise agreed to in advance by both Parties, any penalties incurred by CORAL with respect to the CORAL Book will not be subject to sharing with KeySpan Energy Trading. Notwithstanding the foregoing, CORAL shall pay all penalties incurred by KeySpan that resulted from CORAL actions or omissions in performing the service of scheduling natural gas deliveries as set forth in Section 2 above, provided that CORAL shall not be obligated to pay such penalties if any of CORAL's actions or omissions were due to (i) following instructions from KeySpan Energy Trading or
(ii) the failure of KeySpan Energy Trading to provide CORAL with timely nomination and scheduling instructions.

16.        Reporting By Parties and Reconciliation of Accounts

     The CORAL Book and the KeySpan Energy Trading Book shall be reviewed monthly by CORAL and KeySpan personnel, respectively. Reports concerning the CORAL Book shall be provided monthly based on a mark-to-market accounting procedures. Reports concerning the KeySpan Energy Trading Book shall be provided monthly based on accrual accounting procedures or, if deemed acceptable by KeySpan's accountants at the time of the review, mark-to-market accounting. Each month, the Parties will provide mutually agreed upon reports to the other Party. Such reports shall include, among other things, activity to date, revenues and expenses and net margin contribution.

17.        Settlement of Transactions at Expiration or Termination of Agreement

          Upon expiration of the Term or termination of this Agreement, the following procedures shall be implemented to settle the transactions contemplated herein:

           A.        CORAL Book

          Coral will mark-to-market all existing positions except transactions that the Parties had mutually agreed previously to continue sharing in the gains and losses beyond the expiration or termination of this Agreement and will implement the allocation of gains and losses set forth in Section 14 of this Agreement.

           Unless the Parties have mutually agreed prior to the commencement of an individual transaction to continue sharing the gains and losses beyond the expiration or termination of this Agreement, there will be no further sharing of gains and losses from the CORAL-Related Transactions.
           In the event the Parties had mutually agreed previously for an individual transaction to continue sharing the gains and losses beyond the expiration or termination of this Agreement, the Parties shall also mutually agree to such sharing mechanism and payment terms related thereto.
           In the event the Parties had mutually agreed previously for an individual transaction to continue sharing the gains and losses beyond the expiration or termination of this Agreement, upon further mutual agreement of the Parties and at a mutually agreed upon price, one Party may purchase the other Party's entire future interest (or cash out) in the CORAL-Related Transaction. After any such purchase, such transaction will no longer be deemed a CORAL-Related Transaction and the Party whose interest was purchased will no longer have any responsibility to maintain any obligation under, or right to share in the net margin resulting from, any such transaction after the date of such purchase.

           B.        KeySpan Energy Trading Book

           At the expiration or termination of this Agreement, the KeySpan Energy Trading Book will close and the gains and losses will be distributed pursuant to Section 12. Unless the Parties have mutually agreed prior to the commencement of an individual transaction to continue sharing the gains and losses beyond the expiration or termination of this Agreement, there will be no further sharing of gains and losses from the KeySpan Energy Trading-Related Transactions.
           In the event the Parties had mutually agreed previously for an individual transaction to continue sharing the gains and losses beyond the expiration or termination of this Agreement, the Parties shall also mutually agree to such sharing mechanism.
           In the event the Parties had mutually agreed previously for an individual transaction to continue sharing the gains and losses beyond the expiration or termination, and upon further mutual agreement of the Parties and at a mutually agreed upon price, one Party may purchase the other Party's entire future interest (or cash out) in the KeySpan Energy Trading-Related Transaction.

After any such purchase, such transaction will no longer be deemed a KeySpan Energy Trading- Related Transaction and the Party whose interest was purchased will no longer have any responsibility to maintain any obligation under, or right to share in the net margin resulting from, any such transaction after the date of such purchase. The KeySpan Energy Trading Book will be adjusted to reflect any mandated accounting changes, NYSPSC regulations, and modifications in the LIPA Agreement, EMA and PSA.

           C.        Reconciliation of Accounts

               (i) At the expiration or termination of this Agreement, KeySpan Energy Trading will estimate the margin contribution on a mark-to-market basis of any KeySpan Energy Trading- Related Transaction in which CORAL will continue to retain an interest after the expiration or termination of this Agreement. To the extent CORAL's share of such margin contribution would reduce the payment CORAL would make to KeySpan Energy Trading under Section 16C(iv) of this Agreement, such payment will be reduced by CORAL's share of such margin contribution. To the extent the addition of this margin contribution to the KeySpan Energy Trading Book would result in an increase in KeySpan Energy Trading's net payment to CORAL as described below in Section 16C(iv), such margin contribution will not be added to the payment by KeySpan Energy Trading, and any appropriate payment will be made quarterly as prescribed in Section 16C(iii) below. To the extent the net margin contribution that otherwise would have been paid by CORAL to KeySpan Energy Trading has been reduced, KeySpan Energy Trading will reduce by an amount equal to such reduction (on a net present value basis), payments otherwise owed CORAL pursuant to
          Section 16C(iii) below.

               (ii) Upon the termination of any such KeySpan Energy Trading-Related Transaction in question, KeySpan Energy Trading will reconcile the actual margin contribution, any reductions in the payment by CORAL to KeySpan Energy Trading pursuant to Section 16C(i) above, and any reductions in quarterly payments made by KeySpan Energy Trading to CORAL pursuant to Section 16C(i), so that net payments will be equal to what they would have been for such KeySpan Energy Trading-Related Transaction if the payments were made as described below in Section 16C(iii). KeySpan Energy Trading will notify CORAL in writing, and any net margin contribution owed by KeySpan Energy Trading to CORAL, or by CORAL to KeySpan Energy Trading will be paid within sixty (60) days of the termination of each such KeySpan Energy Trading-Related Transaction.

               (iii) With respect to any KeySpan Energy Trading-Related Transaction in which CORAL will continue to retain an interest after the expiration or termination of this Agreement, assuming accrual accounting treatment, the net margin contribution resulting from the transaction after expiration or termination of this Agreement will be calculated quarterly and will be allocated as described above in
          Section 12 and a disbursement of funds will be made within sixty (60) days after the end of each quarter.

               (iv) At the expiration or termination  of this  Agreement,  after all Incentive Revenues and net margin contributions have been allocated and offset as described in this Agreement, subject to (1) the limitations on the sharing of net losses as described in Sections 12 and 14 (2) the guaranty payment by CORAL as described in Sections 11 and 16D and (3) any change in CORAL's costs to render service hereunder pursuant to Sections 13 and 16D hereof, monies will be disbursed as follows: there will be a netting of the Parties' positions in the KeySpan Energy Trading Book with the Parties' positions in the CORAL Book, and any net amount due to one Party will be paid by the other Party within sixty (60) days of the expiration of this Agreement.

           D.        Pro Rating for Early Termination

     To the extent this Agreement terminates for any reason prior to the end of the Term, the guaranty payable by CORAL for each Contract Year will be reduced, pro rata, to the date of such termination. To the extent this Agreement terminates prior to the end of its Term, CORAL's costs to render service hereunder shall be reduced pro rata for the applicable Contract Year, to the date of termination.

18.        Exclusivity

           KeySpan Energy Trading agrees that during the Term, KeySpan Energy Trading will not, without the prior written consent of CORAL, enter into, or participate in, an alliance with any other person or entity, whether within or outside of the United States, for the purpose of (i) sharing any revenues, margins or money associated with KeySpan Energy Trading-Related Transactions, and (ii) sharing energy market information and collaborating to construct and implement a comprehensive strategy to enhance the utilization of the physical energy assets traded by KeySpan Energy Trading in the competitive energy market, unless such alliance would become effective after the expiration of the Term. During the Term, as evidenced by this Agreement, KeySpan Energy Trading hereby enters into an exclusive arrangement for the type of services provided by CORAL hereunder, and KeySpan Energy Trading shall not enter into a competing form of arrangement, contract or relationship with any commercial bank, investment bank, trading house, brokerage firm, financial consulting firm or other person for the services to be provided by CORAL hereunder without the prior written consent of CORAL.

19.        Payments

           All payments by and between the Parties shall be made in United States dollars and shall be made net of any sales, use, excise, transfer, gross receipts, capital gains, or similar taxes (but not including taxes imposed or based upon net income) to the extent applicable. If such taxes are imposed on any payment, KeySpan Energy Trading or CORAL, as the case may be, shall pay any amounts to the other Party as shall be required so that the net amount received by CORAL and KeySpan Energy Trading is the amount that CORAL and KeySpan Energy Trading would have received had such taxes been included as a cost before the allocations of the CORAL Book and KeySpan Energy Trading Book had been made as described herein. Any amounts payable by one party to the other pursuant to Sections 12, 14 and 17 may be netted and offset against each other.

20.        Effective Date and Term of Agreement

           This Agreement shall be effective as of April 1, 2000 (the "Effective Date") and subject to the provisions for termination provided herein, this Agreement shall continue through March 31, 2002 (the "Term").

21.        Termination by KeySpan Energy Trading

           KeySpan Energy Trading shall have the right to terminate this Agreement if: (i) CORAL fails to pay any amounts due to KeySpan Energy Trading from CORAL pursuant to this Agreement and such breach is not cured within five
(5) days following written notice from KeySpan Energy

Trading; (ii) CORAL otherwise breaches this Agreement in any material respect, and such breach is not cured within thirty (30) days following written notice from KeySpan Energy Trading; (iii) any representations made by CORAL hereunder are false or misleading immediately upon written notice from KeySpan Energy Trading; or (iv) KeySpan is directed to terminate or materially modify this Agreement by a state or federal regulatory agency having jurisdiction over such matters.

22.        Termination by CORAL

     CORAL shall have the right to terminate this Agreement, in whole or in part, if: (i) KeySpan Energy Trading fails to pay to CORAL amounts due to CORAL from KeySpan Energy Trading pursuant to this Agreement and such breach is not cured with five (5) days following written notice from CORAL; (ii) KeySpan Energy Trading otherwise breaches this Agreement in any material respect and such breach is not cured within thirty (30) days following written notice from CORAL; (iii) any representations made by KeySpan Energy Trading hereunder are false or misleading immediately upon written notice from CORAL; or (iv) CORAL is directed to terminate this Agreement by a state or federal regulatory agency having jurisdiction over such matters.

23.        Termination for Bankruptcy Event

           In the event that a Bankruptcy Event occurs with respect to either KeySpan Energy Trading or CORAL, the other Party may terminate this Agreement immediately upon giving written notice to the other Party, provided that CORAL will continue to provide the services set forth in the fourth, fifth and sixth sentences of paragraph 1 of Section 2, paragraph 2 of Section 2, paragraph 3 of
Section 2 and paragraph 4 of Section 2 for an additional ninety (90) days after such termination for a mutually agreed upon fee. "Bankruptcy Event" shall, for the purposes of this Agreement, mean with respect to any entity that such entity: (i) becomes insolvent or is unable to pay its debts as they become due or admits in writing its inability generally to pay its debts as they become due; (ii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iii) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (a) results in a judgment of insolvency or bankruptcy or the entry of an order of relief or the making of an order for its winding-up or liquidation or (b) is not dismissed, discharged, stayed or restrained in each case within sixty (60) days of the institution or presentation thereof; (iv) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), (v) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vi) causes or is subject to any event with respect to it that, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (v) inclusive; or (vii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

24.        Notice Required for Early Termination

           A Party that elects to terminate this Agreement pursuant to Sections 7, 21, 22 or 40, must do so by providing ninety (90) days written notice to the other Party. After written notice has been served, the Agreement will terminate on the last day of the calendar month in which the ninetieth day falls.

25.        Access to Records

           CORAL agrees to maintain detailed books, records, and accounts of the affairs of CORAL in such a manner so as to permit KeySpan Energy Trading or its representatives to ascertain all CORAL-Related Transactions. Subject to the confidentiality obligations of the Parties, CORAL shall permit any officer, employee or agent of KeySpan Energy Trading, with reasonable notification, to inspect such books and records of CORAL, and discuss the affairs and accounts with representatives of CORAL during normal business hours throughout the Term, and for a period of one year after the expiration or termination of this Agreement.
           KeySpan Energy Trading agrees to maintain detailed books, records, and accounts of the affairs of KeySpan Energy Trading in such a manner so as to permit CORAL to ascertain all KeySpan Energy Trading Energy-Related Transactions and the Incentive Revenues. Subject to the confidentiality obligations of the Parties, KeySpan Energy Trading shall permit any officer, employee or agent of CORAL, with reasonable notification, to inspect such books and records of

KeySpan Energy Trading, and discuss the affairs and accounts with representatives of KeySpan Energy Trading during normal business hours throughout the Term, and for a period of one year after the expiration or termination of this Agreement.

26.        Support from KeySpan Energy Trading

           KeySpan Energy Trading agrees to cooperate with CORAL in connection with CORAL's performance of its obligations hereunder and to furnish CORAL within a reasonable time with information reasonably requested by CORAL during the Term. KeySpan Energy Trading recognizes and confirms that in performing its obligations, CORAL (i) will be relying on data and instructions provided by KeySpan Energy Trading with respect to KeySpan Energy Trading's operations, (ii) will not independently verify the accuracy or completeness of such data and instructions provided by KeySpan Energy Trading, and (iii) does not assume responsibility for, or for independently verifying the accuracy or completeness thereof. CORAL accepts no responsibility for any erroneous analyses or conclusions which flow from any inaccuracy or incompleteness of such information or instructions provided by KeySpan Energy Trading, provided that such erroneous analyses or conclusions are the direct result of the inaccurate or incomplete information or instructions provided by KeySpan Energy Trading; and provided further that CORAL shall be responsible for accurately compiling and incorporating assumptions, projections and figures in CORAL's valuations and models. Any report of CORAL may be based in part on the information referred to above and may be in such form as CORAL shall determine. CORAL may qualify any section in any report in such manner as CORAL believes appropriate.
           KeySpan Energy Trading agrees to ensure the timely review and execution of KeySpan Energy Trading-Related Transactions. KeySpan Energy Trading shall use reasonable efforts to have KeySpan Energy Trading's officers, accountants and other advisors cooperate so that CORAL may have timely access (at reasonable and convenient times and as KeySpan Energy Trading reasonably deems necessary for the purposes and scope of this Agreement) to KeySpan Energy Trading's officers, accountants and other advisors as reasonably requested by CORAL for purposes of this engagement within normal business hours of KeySpan Energy Trading subject to the Confidentiality Agreement referred to in Section 33 hereof. CORAL shall notify KeySpan Energy Trading in writing if CORAL, in its judgment, is not receiving adequate or timely information from KeySpan Energy Trading or if CORAL has not had adequate access to KeySpan Energy Trading's officers, accountants or other advisors.
           KeySpan Energy Trading will timely pay any person or entity rendering services, goods or materials to KeySpan Energy Trading in connection with this Agreement and will not allow any liens to be placed on any CORAL property in connection with nonpayment of any such person or entity.

27.        Support from CORAL

           The Parties acknowledge that the ultimate success of the Parties' objectives under this Agreement is dependent upon the amount of support provided by CORAL personnel hereunder. CORAL shall provide the services, training, and other activities which are described in this Agreement at its own cost and expense, subject to Section 13 hereof.
           CORAL will assign a sufficient number of staff, with requisite expertise so that CORAL can perform its obligations under this Agreement, to be available to KeySpan Energy Trading for assistance and counsel with regard to KeySpan Energy Trading-Related Transactions and CORAL- Related Transactions, all at CORAL's expense, subject to Section 13 hereof. Specifically, CORAL will provide full-time personnel as mutually deemed necessary at KeySpan Energy Trading's offices and CORAL's offices to assist KeySpan Energy Trading in the origination, structuring, and execution of energy-related and financial instrument transactions. CORAL will also provide sufficient personnel with natural gas, fuel oil, electricity and emission trading expertise to work closely with KeySpan Energy Trading's risk management personnel at KeySpan Energy Trading's offices and at CORAL's offices to achieve the stated purposes of this Agreement. CORAL will also work with KeySpan Energy Trading personnel at KeySpan Energy Trading's offices, or as necessary at CORAL's offices, to enhance the knowledge of KeySpan Energy Trading personnel in the origination, structure, decision making, execution and risk management of CORAL-Related Transactions.
           CORAL will perform its obligations hereunder in a diligent, professional, and workmanlike manner, consistent with industry practice.

           CORAL will timely pay any person or entity rendering services, goods or materials to CORAL for use in performance of its obligations under this Agreement and will not allow any liens to be placed on any KeySpan property in connection with nonpayment of any such person or entity.
           CORAL shall cause all of its personnel involved in providing the services contemplated by this Agreement to KeySpan Energy Trading shall observe and comply with all of KeySpan Energy Trading's operating and security requirements and procedures of which they are advised, informed, or become aware.

28.        Representations

     a.   KeySpan Energy Trading represents and warrants to CORAL that:

          (i) KeySpan Energy Trading is duly formed, validly existing, and in good standing under the laws of the jurisdiction in which it is organized;

          (ii) This Agreement has been duly authorized, executed and delivered by KeySpan Energy Trading and constitutes a legal, valid, binding, and enforceable agreement of KeySpan Energy Trading;

          (iii)The person executing this Agreement on behalf of KeySpan Energy Trading has full power and authority to do so;

          (iv) KeySpan Energy Trading is not relying on any representation of CORAL (written or oral) except as to those representations explicitly set forth herein;

          (v) The execution and delivery of this Agreement and the performance of the obligations under this Agreement by KeySpan Energy Trading do not violate any provision of the documents pursuant to which KeySpan Energy Trading is organized or, to the best of KeySpan Energy Trading's knowledge, any contract or other agreement to which KeySpan Energy Trading is a party or by which KeySpan Energy Trading is bound, or any statute, or any rule, regulation, or order of any governmental or regulatory authority applicable to KeySpan Energy Trading;

          (vi) KeySpan Energy  Trading  presently is unaware of any policies and
               restrictions   that  would  prohibit   KeySpan  Energy  Trading's
               activities as applicable to this

               Agreement,   including  without   limitation  such  policies  and
               restrictions as may be imposed by agreement or applicable laws or regulations;

          (vii)KeySpan Energy Trading is entering into this Agreement as principal and not as an undisclosed agent for any non-affiliated entity;

          (viii) KeySpan Energy Trading, to the best of its knowledge, is an "eligible swap participant" as defined in the Regulations of the U.S. Commodity Futures Trading Commission, 17 CFR 35.1;

          (ix) KeySpan Energy Trading has entered into this Agreement in conjunction with its line of business or the financing of its business;

          (x) KeySpan Energy Trading is acting on its own behalf, and has made its own independent decisions to enter into this Agreement and as to whether the activities and obligations contemplated hereunder are appropriate for it based upon its own judgment and upon advice from such advisors as it has deemed necessary;

          (xi) KeySpan Energy Trading is not relying on any communication (written or oral) of CORAL as advice or as a recommendation. It is understood that information and explanations related to the terms and conditions of this Agreement shall not be considered advice or a recommendation to enter into this Agreement or the activities or obligations contemplated hereunder;

          (xii)KeySpan Energy Trading has not received from CORAL any assurance or guarantee as to the expected results of this Agreement and the activities or obligations contemplated hereunder, except as specifically addressed herein;

          (xiii)  KeySpan   Energy   Trading  is  capable  of   evaluating   and
               understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the activities and obligations contemplated by this Agreement and it is also capable of assuming, and assumes, such risks;

          (xiv)CORAL is not acting as a fiduciary for KeySpan Energy Trading in respect of this Agreement or the activities or obligations contemplated hereunder; and

          (xv) This Agreement constitutes an arms-length agreement between KeySpan Energy Trading and CORAL. KeySpan Energy Trading, and the representative(s) of KeySpan Energy Trading acting on its behalf in connection with entering into this Agreement, understand that entering into OTC derivative transactions involves special risks, including taxation, market, illiquidity, basis (location differential), credit risks, and risks of counter-party default or failure of performance due to force majeure or other causes. However, it is understood that: (1) nothing herein shall constitute a representation by KeySpan Energy Trading that CORAL has authority to enter into OTC derivative transactions or transactions on the New York Mercantile Exchange on KeySpan Energy's behalf, and (2) nothing herein shall constitute a representation by KeySpan Energy Trading that KeySpan Energy Trading has authority granted to it by the Board of Directors of KeySpan to enter into any OTC derivative transactions or transactions on the New York Mercantile Exchange.

          b. CORAL represents and warrants to KeySpan Energy Trading that:

               (i) CORAL is duly formed, validly existing, and in good standing under the laws of the jurisdiction in which it is organized;

               (ii) This  Agreement  has  been  duly  authorized,  executed  and delivered by CORAL and constitutes a legal, valid, binding, and enforceable agreement of CORAL;

               (iii)The person  executing  this Agreement on behalf of CORAL has full power and authority to do so;

               (iv) The  execution  and  delivery  of  this  Agreement  and  the performance of the obligations under this Agreement by CORAL do not violate any provision of the documents pursuant to which CORAL is organized, or any contract or other agreement to which CORAL is a party or by which CORAL is bound, or any statute, or any rule, regulation, or order of any governmental or regulatory authority applicable to CORAL;

               (v) CORAL has expertise in the area of risk management and trading;

               (vi) CORAL has not  received  from  KeySpan  Energy  Trading  any assurance or guarantee as to the expected results of this Agreement and the activities or obligations contemplated hereunder;

               (vii)CORAL  will  maintain a staff  sufficient  in number so that
                    CORAL may perform its obligations to KeySpan Energy Trading in accordance with the terms of this Agreement; and

               (viii) All  persons  rendering  services  to CORAL for use in the performance of its obligations under this Agreement have the requisite expertise, knowledge, and training relating to matters which are the subject of this Agreement so that CORAL may perform its obligations in accordance with the terms of this Agreement.

           c. KeySpan Energy Trading agrees to indemnify and save harmless CORAL, its partners, subsidiaries, employees and agents from and against any claims or losses, including any and all expenses, costs, reasonable attorneys' fees, settlements, judgments or awards incurred by CORAL, its partners, subsidiaries, employees and agents in the defense of any such claims or lawsuit or CORAL's having to return to KeySpan any amounts paid by KeySpan Energy Trading to CORAL hereunder if (a) the execution and delivery of this Agreement and the performance of the obligations under this Agreement by KeySpan Energy Trading violates any provision of the documents pursuant to which KeySpan Energy Trading is organized, or any contract or other agreement to which KeySpan Energy Trading is a party or by which KeySpan Energy Trading is bound, or any statute, or any rule, regulation, or order of any governmental or regulatory authority applicable to KeySpan Energy Trading; or (b) KeySpan Energy Trading has policies and restrictions that prohibit KeySpan Energy Trading's activities as applicable to this Agreement, including without limitation such policies and restrictions as may be imposed by agreement or applicable laws or regulations. KeySpan Energy Trading's indemnity obligations in the preceding sentence are not subject to the limitation of liability set forth in Section 31 of this Agreement which provides that liability shall not exceed the liable Party's share of net positive margin, if any, from the other Party's Book.

29.        Conflicts Waiver

           KeySpan Energy Trading and CORAL acknowledge and accept that CORAL and KeySpan Energy Trading, and persons connected with CORAL and KeySpan Energy Trading, may have an interest in, or a conflict of duty regarding, a transaction or matter which is the subject of this Agreement. While such interests or conflicts may or may not be disclosed by one Party to the other, the mere existence of such interests or conflicts will not be deemed to affect or impact CORAL's or KeySpan Energy Trading's obligations hereunder, to the extent described in this Section.
           CORAL and KeySpan Energy Trading shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the energy-related transactions, subject to any applicable terms and conditions of exclusivity set forth in Section 18 of this Agreement, and to the fullest extent permitted by applicable law, neither CORAL nor any of its partners, officers or directors shall be liable to KeySpan Energy Trading for breach of any fiduciary duty by reason of any such activities of CORAL or of such partners' participation therein and neither KeySpan Energy Trading nor any of its officers or directors shall be liable to CORAL for breach of any fiduciary duty by reason of any such activities of KeySpan Energy Trading or of such officers' or directors' participation therein.

30.        Transactions and Relationships Outside this Agreement

           KeySpan Energy Trading acknowledges and agrees that it engages, or may in the future engage, in other dealings with CORAL on an arms-length basis, and that any duties which CORAL may owe to KeySpan Energy Trading as a result of the relationship established and governed by this Agreement do not extend to, or otherwise affect, such other arms-length relationships.
           KeySpan Energy Trading acknowledges that CORAL may render services to other clients and institutions with respect to, and CORAL and such other clients and institutions may enter into, hedging, derivative, and physical or other transactions which are the same as, similar to, or different from those which CORAL contemplates entering into pursuant to this Agreement, and that CORAL shall be in all respects free to carry on such activities as if this Agreement did not exist, even if such activities involve taking action inconsistent with that presented to KeySpan Energy Trading by CORAL hereunder, provided that whatever CORAL does for a third party does not impair CORAL's obligations to KeySpan Energy Trading under this Agreement.

31.        Limitation of Liability

           Except as provided in this Agreement, CORAL makes no representations or warranties, express or implied, as to the merchantability, fitness for a particular purpose or otherwise with respect to its obligations set forth in this Agreement, any services, recommendations, or advice rendered pursuant to this Agreement, or any energy-related transaction entered into pursuant to this Agreement, and CORAL neither assumes nor authorizes any person to assume for it any other warranty or liability in connection with this Agreement, its obligations hereunder, any services, recommendations, or advice provided hereunder, or any such energy-related transaction. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO LIABILITY ARISING OUT OF OR RESULTING FROM GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT, OR DISHONEST ACTS, THE LIABILITY OF EITHER PARTY TO THE OTHER PARTY SHALL NOT EXCEED THE LIABLE PARTY'S SHARE OF NET POSITIVE MARGIN, IF ANY, FROM THE OTHER PARTY'S BOOK DETERMINED AT THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

           Without limiting the foregoing in any way, KeySpan Energy Trading acknowledges that any mark-to-market valuations or models that may be provided to it by CORAL are compilations of assumptions, projections and figures provided by KeySpan Energy Trading or others, and agrees that CORAL shall have no responsibility to verify the accuracy, completeness or reasonableness of any of those projections or figures or the assumptions provided by KeySpan Energy Trading on which the valuations and models are based, provided that CORAL shall be responsible for accurately compiling and incorporating such assumptions, projections and figures in such valuations or models.
           KeySpan Energy Trading confirms that it will rely exclusively on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar expert advice.

32.        Indemnification

           A.        Indemnification by KeySpan Energy Trading

           KeySpan Energy Trading agrees to indemnify and save harmless CORAL, its partners, subsidiaries, employees, and agents from and against any claims, lawsuits or losses, including any and all expenses, costs, reasonable attorneys' fees, settlements, judgments or awards incurred by CORAL, its partners, subsidiaries, employees, and agents in the defense of any such claim or lawsuit arising out of or resulting from KeySpan Energy Trading following any recommendation made by CORAL with respect to matters which are the subject of this Agreement except if due to or involving the gross negligence, intentional or willful misconduct, or dishonest acts of CORAL or any person or entity rendering services, goods or materials to CORAL for use in the performance of CORAL's obligations hereunder, provided that CORAL has complied with the material provisions of this Agreement, and further provided that this indemnity shall not relieve CORAL of its obligations under this Agreement or liability for damages on account of breach, subject to the terms of Section 31 above.
           KeySpan Energy Trading agrees to indemnify and save harmless CORAL, its partners, subsidiaries, employees, and agents from and against any claims or losses, including any and all expenses, costs, reasonable attorneys' fees, settlements, judgments or awards incurred by CORAL, its partners, subsidiaries, employees and agents in the defense of any such claim or lawsuit: (i) for injury to persons or damage to property arising out of or resulting from the negligence, gross negligence, intentional or willful misconduct, or dishonest acts of KeySpan Energy Trading or any person or entity rendering services, goods, or materials to KeySpan Energy Trading for use in the performance of its obligations under this Agreement, to the extent of the negligence, gross negligence, intentional or willful misconduct, or dishonest acts attributable to KeySpan Energy

Trading or any such person or entity rendering services, goods, or materials to KeySpan Energy Trading for use in the performance of its obligations under this Agreement; or (ii) which arise out of a claim or allegation by any person or entity rendering services, goods, or materials to KeySpan Energy Trading for use in the performance of this Agreement that there is an amount due for such services, goods, or materials.
           The indemnity set forth in the second paragraph of this Section 32.A. shall not be subject to the limitation of liability set forth in Section 31 of this Agreement which provides that liability shall not exceed the liable Party's share of net positive margin, if any, from the other Party's Book, if and to the extent the claim or loss is covered by insurance as set forth in Section 43 hereof. Further, if the claim or loss giving rise to the indemnity set forth in the second paragraph of this Section 32.A. arises out of or results from the gross negligence, intentional or willful misconduct, or dishonest acts of KeySpan Energy Trading or any person or entity rendering services, goods, or materials to KeySpan Energy Trading for use in the performance of its obligations hereunder, as provided in Section 31 of this Agreement, such indemnity is not subject to the limitation of liability set forth in Section 31 of this Agreement which provides that liability shall not exceed the liable Party's share of net positive margin, if any, from the other Party's Book, and shall not be limited to the amount of any insurance coverage set forth in
Section 43 of this Agreement.
           KeySpan Energy Trading shall indemnify and save harmless CORAL, its partners, subsidiaries, employees, and agents from and against any penalties, fines, or forfeitures imposed by a governmental authority or expenses associated therewith (including, without limitation, litigation costs and reasonable attorneys' fees) arising out of or resulting from any failure or refusal by KeySpan Energy Trading to comply with any law, statute, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or political subdivision thereof, or any agency, authority, bureau, commission, department or instrumentality thereof, or any court, applicable to the performance of KeySpan Energy Trading' s obligations under this Agreement.

           B.        Indemnification by CORAL

           CORAL agrees to indemnify and save harmless KeySpan, its officers, directors, employees, and agents from and against any claims, or losses, including any and all expenses, costs, reasonable attorneys fees, settlements, judgments or awards incurred by KeySpan, its officers, directors, employees and agents in the defense of any such claim or lawsuit: (i) for injury to persons or damage to property arising out of or resulting from the negligence, gross negligence, willful or intentional misconduct, or dishonest acts of CORAL or any person or entity rendering services, goods, or materials to CORAL for use in the performance of its obligations hereunder, to the extent of the negligence, gross negligence, willful or intentional misconduct, or dishonest acts attributable to CORAL or any such person or entity rendering services, goods, or materials to CORAL for use in the performance of its obligations under this Agreement; (ii) for any financial losses that can be identified as resulting from the gross negligence, intentional or willful misconduct, or dishonest acts of CORAL or any person or entity rendering services, goods or materials to CORAL for use in the performance of CORAL's obligations hereunder in connection with KeySpan Energy Trading's following any recommendation made or advice given by CORAL with respect to matters which are the subject of this Agreement; or (iii) which arise out of a claim or allegation by any person or entity rendering services, goods, or materials to CORAL for use in the performance of its obligations hereunder that there is an amount due for such services, goods, or materials.
           The indemnity set forth in the first paragraph of this Section 32.B. shall not be subject to the limitation of liability set forth in Section 31 of this Agreement which provides that liability shall not exceed the liable Party's share of net positive margin, if any, from the other Party's Book, if and to the extent the claim or loss is covered by insurance as set forth in Section 43 hereof. Further, if the claim or loss giving rise to the indemnity set forth in the first paragraph of this Section 32.B. arises out of or results from the gross negligence, intentional or willful misconduct, or dishonest acts of CORAL or any person or entity rendering services, goods, or materials to CORAL for use in the performance of its obligations hereunder, as provided in Section 31 of this Agreement, such indemnity is not subject to the limitation of liability set forth in Section 31 of this Agreement which provides that liability shall not exceed the liable Party's share of net positive margin, if any, from the other Party's Book, and shall not be limited to the amount of any insurance coverage set forth in Section 43 of this Agreement.
           CORAL shall indemnify and save harmless KeySpan, its officers, directors, employees, and agents from and against any penalties, fines, or forfeitures imposed by a governmental authority or expenses associated therewith (including, without limitation, litigation costs and reasonable attorneys' fees) arising out of or resulting from any failure or refusal by CORAL to comply with any law, statute, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or political subdivision thereof, or any agency, authority, bureau, commission, department or instrumentality thereof, or any court, applicable to the performance of CORAL's obligations under this Agreement.

33.        Confidentiality

     At the execution of this Agreement, CORAL and KeySpan Energy shall execute a Confidentiality Agreement which sets forth the terms upon which the Parties must treat confidential information provided or disclosed to each other pursuant to this Agreement. The Confidentiality Agreement is hereby incorporated by reference and copies are annexed as Appendix A.

34.        Notices and Communications

           Any   notice,   consent,   authorization,   determination   or  other
communication required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

          (a) mailed by U.S. certified or registered mail, postage prepaid, return- receipt requested; or

          (b) telecopied to the facsimile number set forth below and followed by a copy delivered in accordance with Section 34(a) or 34(c); or

          (c)  delivered by nationally  recognized express or overnight courier;
               and

           If to KeySpan Energy Trading addressed to it at:
           ------------------------------------------------

                     KeySpan Energy Trading Services LLC
                     100 East Old Country Road

                     Hicksville, New York 11801
                     Attn:     Mr. Charles A. Daverio
                               President
                     Fax:      (516) 545-5467

           If to CORAL addressed to it at:
           ------------------------------

                     CORAL Energy, L.P.
                     909 Fannin Street - Suite 700
                     Houston, Texas 77010
                     Attn:     Ms. Linda Downs
                               Vice President
                     Fax:      (713) 265-5475

     Notices shall be deemed effective when received. Each Party may change its address and facsimile number for purposes of this Section 34 by notice to the other Party pursuant hereto.

35.        Miscellaneous

           Except as expressly otherwise provided in Section 33 above, this Agreement constitutes the entire agreement between the Parties with respect to the matters addressed herein, supersedes all prior letters, correspondence, conversations, agreements, understandings, and negotiations or discussions, both written and oral, express or implied, between the Parties with respect to matters addressed herein and cannot be amended or otherwise modified orally, but only by a written instrument executed by the Parties setting forth such changes. No Party may transfer or assign any rights or obligations hereunder (whether by merger, conversion, liquidation, operation of law, or otherwise) without the prior written consent of the other Party. This Agreement shall be binding on the Parties' successors (whether by merger, conversion, liquidation, operation of law, or otherwise) and permitted assigns.
           To the extent there is an extraordinary corporate transaction such as a merger, consolidation, sale of assets, or similar transaction involving KeySpan, KeySpan Energy Trading or some other entity affiliated with either of the foregoing during the Term, the Parties agree to discuss any changes to this Agreement that may be necessary, including but not limited to, changing the scope, sharing provisions and the CORAL guaranty and costs to render service hereunder. To the extent there is an extraordinary corporate transaction such as a merger, consolidation, sale of assets, or similar transaction involving CORAL or some other entity affiliated with either of the foregoing during the Term, the CORAL's successor remains bound to all of CORAL's obligations hereunder.

36.        Governing Law and Jurisdiction

     The Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

37.        Other Services

           Nothing in this Agreement is intended to obligate or commit either Party to purchase any services from, enter into any further agreements with, provide any financing to, purchase any securities from, or enter into any cap, swap or other derivative or hedging transaction with, the other Party, except as specifically provided herein.
           Nothing in this Agreement shall be construed giving either express or implied authority to CORAL or any person or entity to represent KeySpan Energy Trading in any transaction with any person or entity for any purpose, except as granted consistent with the scope of this Agreement as described in Section 2.

38.        Affiliate Services

           KeySpan Energy Trading acknowledges and understands that CORAL's obligations hereunder may be performed by CORAL personnel, or independent contractors of CORAL. CORAL will remain responsible for the performance of its obligations hereunder, regardless whether its obligations are performed directly by CORAL personnel or by contractors, and KeySpan Energy Trading agrees to look solely to CORAL for such performance. Subject to the terms of this Agreement, including, without limitation, the confidentiality requirements of the Confidentiality Agreement and Section 33 above, CORAL may (i) employ the services of agents or contractors, (ii) share any information (including non-public information) with such agents or contractors and receive from such agents or contractors any relevant information, and (iii) staff the project with such employees of itself and its agents or contractors as it deems appropriate (and remove any such employees from the project as it shall deem appropriate from time to time). Subject to the confidentiality requirements of the Confidentiality Agreement and Section 33 above, KeySpan

Energy Trading acknowledges that the employees of CORAL and its agents or contractors who staff the project may rotate in and out of the project as needed. CORAL will not make substitutions of team members without the consent of KeySpan Energy Trading which consent will not be unreasonably withheld.

39.        Sole Engagement

           KeySpan Energy Trading recognizes that CORAL has been retained only for the purposes set forth in this Agreement, and that such engagement of CORAL hereunder is not deemed to be on behalf of and is not intended to confer rights individually upon any corporate member of KeySpan Energy Trading or any other person as against CORAL. Unless otherwise expressly agreed by the Parties, only KeySpan Energy Trading is authorized to rely upon the services of CORAL hereunder, the deliverables or products hereof, or any statements, reports, advice, opinions or conduct by CORAL.

40.        Force Majeure

           If either Party is rendered unable, wholly or in part, by force majeure to carry out its obligations (other than payment and other financial obligations) under this Agreement, it is agreed that the obligations of the Parties, insofar as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. As used herein, "force majeure" means any cause not reasonably within the control of the Party claiming suspension by reason of force majeure and which, by the exercise of due diligence, such Party was unable to prevent or overcome.
           If CORAL declares force majeure hereunder, and such force majeure event lasts longer than thirty (30) consecutive days, then KeySpan Energy
Trading may terminate this Agreement by providing written notice to CORAL pursuant to the provisions of Section 24 hereof.

     If KeySpan Energy Trading declares force majeure hereunder, and such force majeure event lasts longer than thirty (30) consecutive days, then CORAL may terminate this Agreement by providing written notice to KeySpan Energy Trading pursuant to the provisions of Section 24 hereof.

41.        Severability

           Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability shall not invalidate or render unenforceable the remaining provisions hereof. 42. Use of Name
           CORAL will not use KeySpan's name or any abbreviation thereof for any advertising, promotions, trade displays or other commercial purposes without prior written consent of KeySpan nor shall CORAL use KeySpan's logo or any adaptation thereof for any such purposes without such consent.

43.        Insurance
           A.        CORAL Insurance
                     (i)       Coverage

                               CORAL  (and  all its  subcontractors)  shall,  at
                     their own expense, procure and maintain the following minimum insurance in forms and with reputable insurance companies:

                               Workers' Compensation  Insurance covering CORAL's
                     (and its subcontractors') employees in accordance with statutory requirements and Employer's Liability Insurance with a minimum limit of $1,000,000 each occurrence.

                               Commercial General Liability  Insurance including
                     Personal Injury, Contractual, Contingent, Products Liability, Independent Contractors, Broad Form Property Damages and coverage, with the following minimum limits of liability:
                                 $1,000,000 per occurrence Combined Single Limit $2,000,000 General aggregate

                         Umbrella  Liability.  A following form umbrella  policy
                    shall be in force with Commercial General Liability and Employer's Liability policies scheduled:

                         Limits required:  $3,000,000 per occurrence/aggregate

                     (ii)      Insurance Notification

                     Within ninety (90) days of the effective date of this Agreement, CORAL shall deliver a Certificate of Insurance showing that the insurance outlined above is in force and that not less than fifteen (15) days notice will be given to KeySpan Energy Trading prior to cancellation, termination or material alteration of said insurance. KeySpan Corporation and its affiliates shall be named as an additional insured on such certificates. The Certificate of Insurance should be delivered to KeySpan Corporation, 175 East Old Country Road, Hicksville, New York 11801; Attention: Risk Management; Telephone No. (516) 545-5166.

                     (iii)     Insurance No Limit

                     The insurance requirements as set forth are to fully protect KeySpan Energy Trading from any and all claims by third parties, including employees of CORAL or its agents, contractors, subcontractors, and invitees. Said insurance, however, in no manner relieves or releases CORAL, its agents, contractors, subcontractors, or invitees from, or limits their liability as to any and all obligations herein assumed. If such insurance is available only on a claims-made basis, then the dates of coverage (including the retroactive date) and the time period within which any claim can be filed will be so stated on the Certificate of Insurance and CORAL shall not permit any gaps in coverage to occur. CORAL shall notify KeySpan Energy Trading in writing of all claims arising out of this Agreement within twenty-four (24) hours after the occurrence thereof. Such notice shall not relieve any Party of any of its obligations under this Agreement, nor be construed to be other than a mere notification.

                     (iv)      Option to Self Insure

                     CORAL and/or its subcontractors may, at their option, self insure all or part of their required coverage and limits. In the event that CORAL decides to exercise this option, CORAL will provide KeySpan Energy Trading with a letter stating that CORAL and/or its subcontractors are/is exercising such option.

                     (v)       Subcontractor Compliance

          CORAL shall ensure that all of its subcontractors are in compliance with these insurance provisions at all times.

           B.        KeySpan Energy Trading Insurance

     KeySpan Energy Trading shall provide reciprocal insurance coverage and limits while KeySpan Energy Trading's employees are in training on CORAL's site. KeySpan Energy Trading may, at its option, self insure all or part of said coverage and limits. In the event that KeySpan Energy Trading decides to exercise this option, KeySpan Energy Trading will provide CORAL with a letter stating that the option is being exercised.

44.        Section Headings

     Section headings herein are for convenience only and shall not limit or modify the provisions hereof.

45.        Waiver

           The failure of either Party to object to or to take affirmative action with respect to any conduct of the other Party which is in violation of the terms of this Agreement shall not be construed as a waiver thereof, or of any future breach or subsequent wrongful conduct. No waiver of any of the terms of this Agreement shall be valid unless it is in writing and is signed by the Party against whom such waiver is asserted.

46.        No Relationship Created

           No agency, partnership, joint venture or other joint relationship is created by this Agreement.

47.        Survival of Obligations

           Those provisions which by their nature would survive termination or expiration of this Agreement and which will enable the Parties to exercise their rights and fulfill their obligations under this Agreement including, without limitation, the obligations set forth in Sections 17, 28(c), 31, 32 and 33, shall survive termination or expiration of this Agreement.


           IN WITNESS HEREOF, the Parties have executed this Agreement as of the date first herein written.

CORAL ENERGY HOLDING, L.P.                   KEYSPAN ENERGY TRADING SERVICES LLC

By:        _______________________           By:     ___________________________

Name:      _______________________           Name:   ___________________________

Title:     _______________________           Title:  ___________________________


                         GUARANTY BY KEYSPAN CORPORATION
                         -------------------------------

           The undersigned hereby guarantees performance by KeySpan Energy Trading Services LLC of its obligations under the foregoing Agreement.

KEYSPAN CORPORATION

By:        ______________________

Name:      ______________________

Title:     ______________________

Date:      ______________________